Exhibit 99.8
FOR IMMEDIATE RELEASE:
CONN’S, INC. ANNOUNCES FILING OF PROSPECTUS SUPPLEMENT AND RIGHTS
OFFERING PRICING
          BEAUMONT, TEXAS (November 8, 2010) — Conn’s, Inc. (NASDAQ/NM: CONN), a specialty retailer of consumer electronics, home appliances, furniture, mattresses, computers and lawn and garden products today announced that it has filed the prospectus supplement relating to its previously disclosed common stock rights offering with the Securities and Exchange Commission.
In connection with the previously announced rights offering, the Company has distributed one transferable subscription right for each share of common stock owned as of 5:00 p.m., Eastern Time, on November 1, 2010, the record date for the rights offering. Each subscription right represents the right to purchase shares of the Company’s common stock, at a subscription price of $2.70 per share, and consists of a basic subscription privilege, which entitles the holder to purchase .41155 shares per right, and an oversubscription privilege.
The rights offering will expire on November 23, 2010, at 5:00 p.m., Eastern Time, unless extended. The subscription rights have been admitted for trading on the Nasdaq Global Select Market under the symbol “CONNR” and can be traded on the Nasdaq Global Select Market until 4:00 p.m., Eastern Time, on November 22, 2010, the last business day prior to the expiration date, unless the rights offering is extended. Other than subscription rights held by the Company’s affiliates, the subscription rights will be freely transferable by holders until 5:00 p.m., Eastern Time, on November 22, 2010, the last business day preceding the expiration date, unless the rights offering is extended. Each holder of a right will be entitled to an oversubscription privilege to purchase any shares not purchased by other holders under their basic subscription privileges. If a holder exercises its basic subscription privilege in full and exercises its oversubscription privilege, the oversubscription rights will be allocated to such holder, subject to the pro ration provisions and certain other limitations described in the prospectus supplement.
The Company has not entered into a standby purchase agreement or similar agreement with respect to the purchase of any shares of its common stock in the rights offering. However, Stephens Inc. and The Stephens Group, LLC, and certain of their respective affiliates, which owned approximately 21.3% and 26.0%, respectively, of the Company’s outstanding shares of common stock as of the record date, have each indicated to the Company that it is their present intention to exercise their basic subscription rights and oversubscription rights in full.
The Company expects that the proceeds from the rights offering will be used, along with borrowings under its new and expanded debt facilities, to repay the outstanding balances under the Company’s existing asset-backed securitization program. As previously announced, the Company plans to refinance its existing debt facilities and expects the refinancing will include an expanded asset based loan facility of up to $375 million, and a new $100 million senior secured term loan, with maturity dates in 2013 and 2014, respectively. Additionally, the Company expects after the completion of the proposed transactions to be better positioned to review its strategic business plan.
The Company reserves the right to cancel the rights offering at any time prior to the expiration date for any reason. Assuming the satisfaction of all conditions to closing, the Company expects to close the proposed transactions as soon as practicable after the expiration of the rights offering.
Stephens, Inc. has acted as a financial advisor to the Company in connection with the proposed transactions. Computershare Trust Company, N.A. will act as subscription agent and Georgeson Inc.

will act as the information agent. Any questions or requests for assistance concerning the method of subscribing for the shares of common stock, or requests for copies of the prospectus and prospectus supplement for the rights offering, should be directed to Georgeson Inc. at (866) 357-4029.
Important Notice
          The Company has filed a registration statement (including a prospectus) with the SEC (File No. 333-157390) and a prospectus supplement with respect to its proposed rights offering. Before you invest, you should read the prospectus in the registration statement, the prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and the rights offering.
          You may obtain the foregoing documents, including the prospectus and the prospectus supplement, for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies of the prospectus and prospectus supplement for the rights offering may be obtained from Georgeson Inc., the information agent, at (866) 357-4029. Investors should read the prospectus and prospectus supplement carefully before making any investment decision because these documents will contain important information.
          This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities to any person or entity in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
About Conn’s, Inc.
          The Company is a specialty retailer currently operating 76 retail locations in Texas, Louisiana and Oklahoma: with 23 stores in the Houston area, 20 in the Dallas/Fort Worth Metroplex, nine in San Antonio, five in Austin, five in Southeast Texas, one in Corpus Christi, four in South Texas, six in Louisiana and three in Oklahoma. It sells home appliances, including refrigerators, freezers, washers, dryers, dishwashers and ranges, and a variety of consumer electronics, including LCD, LED, 3-D, plasma and DLP televisions, camcorders, digital cameras, computers and computer accessories, Blu-ray and DVD players, video game equipment, portable audio, MP3 players, GPS devices and home theater products. The Company also sells lawn and garden products, furniture and mattresses, and continues to introduce additional product categories for the home to help respond to its customers’ product needs and to increase same store sales. Unlike many of its competitors, the Company provides flexible in-house credit options for its customers. In the last three years, the Company financed, on average, approximately 61% of its retail sales.
          This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “could,” “estimate,” “should,” “anticipate,” or “believe,” or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to be correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to:
-	the Company’s ability to amend, renew or replace its existing credit facilities and satisfy any conditions precedent with respect thereto;

-	the Company’s ability to fund operations, debt repayment and expansion from cash flow from operations, borrowings on its revolving lines of credit and proceeds from securitizations and from accessing debt or equity markets;

-	the ability of the Company to obtain additional funding for the purpose of funding the receivables generated by the Company, including limitations on its ability under its securitization program to obtain financing through its commercial paper-based funding sources and its ability to maintain the current credit ratings of its securities;

-	the ability of the Company to maintain compliance with the covenants in its financing facilities or obtain amendments or waivers of the covenants to avoid violations or potential violations of the covenants;

-	delinquency and loss trends in the receivables portfolio;

-	the Company’s ability to offer flexible financing programs;

-	the Company’s growth strategy and plans regarding opening new stores and entering new markets;

-	the Company’s intention to update, relocate or expand existing stores;

-	the effect of closing or reducing the hours of operation of existing stores;

-	the Company’s estimated capital expenditures and costs related to the opening of new stores or the update, relocation or expansion of existing stores;

-	the Company’s ability to introduce additional product categories;

-	the ability of the financial institutions providing lending facilities to the Company to fund their commitments;

-	the effect on borrowing costs of downgrades by rating agencies or changes in laws or regulations on the Company’s financing providers;

-	the cost of any amended, renewed or replacement credit facilities;

-	growth trends and projected sales in the home appliance, consumer electronics and furniture and mattresses industries and the Company’s ability to capitalize on such growth;

-	the pricing actions and promotional activities of competitors;

-	relationships with the Company’s key suppliers;

-	interest rates;

-	general economic and financial market conditions;

-	certain affiliates of Stephens Inc. and The Stephens Group, LLC exercising their subscription rights in full, which they have no obligation to do;

-	satisfaction of the closing conditions required under the debt facilities and the rights offering;

-	weather conditions in the Company’s markets;

-	the outcome of litigation or government investigations;

-	changes in the Company’s stock price; and

-	the actual number of shares of common stock outstanding.
Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K/A filed on April 12, 2010 and the Company’s quarterly report on Form 10-Q filed on August 26, 2010. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
CONN-G
Contact:
Conn’s, Inc., Beaumont
Chief Financial Officer
Michael J. Poppe (409) 832-1696 Ext. 3294